Exhibit 99.2

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Company Highlights Global accessory leader Compelling brands with worldwide appeal High-margin businesses Proprietary brand strength Significant opportunities for growth Growing and profitable retail segment Consistent track record of growth Strong balance sheet and cash flow

($ in Millions) $1,433 $1,583 $1,214 $1,043 $957 Historical Growth Net Sales 9.0% 18.0% 10.5% 16.4% 2004 2005 2006 2007 2008

Global Diversity International 56% US 44%

Category Mix Watches 67% Jewelry 9% Leather 18% Other 6%

Affordable and innovative offerings Minimal seasonal obsolescence and short production cycles provide greater ability to control inventory and margins Growth in new and under-penetrated geographies Strong financial position Key Advantages in a Weak Economy

Healthy cash balances and strong cash flow model. Increased capacity under US revolving line from $100 million to $140 million No outstanding borrowings under US credit facility Minimal other debt of approx $10 million Strong Financial Position

Cost reductions/realignment Focusing on inventory Invest in areas offering immediate return Reducing 2009 cap ex plans Reducing store expansion to 40-50 from 80-85 in 2009 focusing on high ROI international geographies Outlets – flexible channel for discontinued merchandise Capitalize on strength of balance sheet Opportunity for market share gains Increased flexibility to acquire and license new businesses Current Initiatives

DESIGN & EXECUTION Core Strengths

World Class Design

World Class Execution

FOSSIL DIRECT JEWELRY WATCHES Our Business Model FOOTWEAR ACCESSORIES

Growth Opportunities Fossil Brand Direct Business International Platform

Brand Repositioning

 Direct distribution for core businesses Strong financial metrics Excellent use of capital Global footprint – early mover advantage Accelerates global brand communication Fossil Direct Stores – Web - Catalog

Fossil Retail Historical Store Growth by Concept 136 171 198 244 324 Total Doors 2004 2005 2006 2007 2008 Accessory Apparel Outlet Mulit-brand

Global Accessory Stores 2008 North America 48% Europe 34% Asia 18%

Strong 4 wall metrics High ROI Positive Comps Scalable Fossil Retail Accessory Stores Non-Watch 49% Watch 51%

Osaka, Japan Opened 2/11/09

Leylstad, Netherlands Opened 2/14/09

Gent, Belgium Opened 2/20/09

Frankfurt, Germany Opened 2/26/09

700 Million Impressions 1.8 Million Visitors / Month 1 Million Opt-In Email Addresses $20+ Million Annual Sales FOSSIL.COM WWW. Ecommerce – U.S.

German Website Launch in Sept 2007 200K Visitors / Month $4+ Million in Annual Sales Australia, UK & Singapore Sites in 2008 FOSSIL.DE WWW. Ecommerce – International

Catalog 7.2 Million Annual Circulation and Growing 877K Name House File 7 Catalog Mailings in ‘08

Global Presence Fossil-owned Markets 3rd Party Distribution Partners

Sales Mix 2008 ($ in millions) $ % Mix Europe Wholesale $ 530.0 33.5% Other Int’l. Wholesale 271.2 17.1 Total Int’l. Wholesale 801.2 50.6 Domestic Wholesale 472.7 20.9 Direct to Consumer 309.3 19.5 Total $1,583.2 100.0%

Shop-in-Shop: London, UK

Shop-in-Shop: Belfast, Northern Ireland

Shop-in-Shop: Malaysia

Shop-in-Shop: Singapore

Financial Summary

($ in Billions) Historical Growth Net Sales 16.7 19.3 2007 15.2 17.9 2008 17.3 15.6 18.0 5 Year 19.4 19.1 19.4 10 Year 2006 2005 2004 CAGR % Increase 38.5 26.9 13.2 2004 20.0 6.2 7.9 2005 27.6 20.1 7.5 2006 15.6 30.3 4.0 2007 21.2 Direct 11.7 Intl Wholesale 2.6 US Wholesale 2008 1.0 1.04 1.22 1.43 1.58 2004 2005 2006 2007 2008 Direct International Wholesale US Wholesale

Historical Growth Gross Profit and Operating Income 52.5 2004 51.3 2005 50.2 2006 51.8 2007 53.8 2008 Gross Profit ($ in Millions) Operating Income ($ in Millions) 14.3 2004 14.0 2005 12.6 2006 14.3 2007 16.8 2008 Gross Profit Margin % 13.7 2004 10.4 2005 10.2 2006 13.0 2007 13.0 2008 Operating Margin % Return on Invested Capital (ROIC) % 2004 2005 2006 2007 2008 2004 2005 2006 2007 2008 0 100 200 300 400 500 600 700 800 900 0 50 100 150 200 250

Q1 2009 Results ($ in millions, except per share data) Q1 2009 Q1 2008 Net Sales $ 323 $ 356 Gross Profit 169 194 Gross Margin 52.4% 54.5% Operating Income 24 49 Net Income 17 30 EPS $ 0.26 $ 0.43

($ in millions, except per share data) Q1 2009 Q1 2008 Cash and cash equivalents 203 205 Accounts receivable - net 158 105 Inventories - net 285 265 Total debt 9 8 Stockholders’ equity 814 762 Fiscal Year Cash flow from operations 2008 109 2007 132 Operational cash flow / share 1.59 1.88 Depreciation and amortization expense 38 33 Capital expenditures 64 40 Financial Position Selected Financial Information

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